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                     SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549


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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                AUGUST 22, 1996




                         NRG GENERATING (U.S.) INC.
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           (Exact name of registrant as specified in its charter)



          DELAWARE                     1-9208                   59-2076187
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)



1221 NICOLLET MALL, MINNEAPOLIS, MINNESOTA                              55403
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code    (612) 373-5300
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On August 22, 1996, NRG Generating (U.S.) Inc. ("NRGG") announced the election of Tim Hunstad as its Vice President and Chief Financial Officer effective September 1, 1996.

         NRGG was formerly known as O'Brien Environmental Energy, Inc. and emerged from bankruptcy on April 30, 1996, under a plan co-sponsored by NRG Energy, Inc. ("NRG Energy"). NRG Energy now holds approximately 42% of the outstanding stock of NRGG. NRGG is an independent power producer with operating facilities in Newark and Parlin, New Jersey, and Philadelphia, Pennsylvania. Another jointly-owned independent power production project is under construction in Philadelphia. Additionally, NRGG has subsidiaries involved in engine generator set manufacture, rental and service and heat transfer and storage systems.

         Mr. Hunstad most recently was president of NEO Corporation, a wholly-owned subsidiary of NRG Energy. Under his direction, NEO Corporation secured a leadership position in the landfill gas to energy segment of the independent power market. Mr. Hunstad also held several finance positions with NRG Energy, including Managing Director, Finance & Treasurer of NRG Australia, LTD. Prior to joining NRG Energy, he spent ten years with Diversified Energy, Inc.

         Mr. Hunstad received his Master of Business Administration from the University of South Dakota and a Bachelor of Arts degree from Concordia College, Moorhead, Minnesota.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NRG GENERATING (US.) INC.


                                           /s/ Leonard A. Bluhm
                                           -------------------------------------
                                           By:  Leonard A. Bluhm
                                           President and Chief Executive Officer


Date: September 11, 1996





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